EXHIBIT 4.53

LOAN NO.:  26-5330848                                       SALT LAKE CITY, UTAH
                                                                 HOMEWOOD SUITES

             PERCENTAGE LEASE SUBORDINATION AND ATTORNMENT AGREEMENT

                  This Percentage Lease Subordination and Attornment Agreement (this "Agreement") is dated as of the 8th day of September, 2000, between First Union National Bank, a national banking association ("Lender"), and Apple Suites Management, Inc., a Virginia corporation ("Lessee").

                                    RECITALS

                  A. Lessee is the percentage lessee under a certain percentage lease (the "Percentage Lease") dated November 24, 1999, with Apple Suites SPE I, Inc., a Virginia corporation ("Lessor") of premises described in the Percentage Lease being a certain hotel known as Homewood Suites located in 844 East North Union Avenue, Midvale, Utah 84047 and more particularly described in Exhibit A attached hereto and made a part hereof (the "Property").

                  B. This Agreement is being entered into in connection with a mortgage loan (the "Loan") being made by Lender to Lessor, to be secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the "Mortgage"); and (b) a first assignment of leases and rents on the Property (the "Assignment of Leases and Rents") to be recorded. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the "Security Documents".

                  C. Lessee acknowledges that Lender will rely on this Agreement in making the Loan to Lessor.


                                    AGREEMENT

         For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Lessee agrees that the Percentage Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Percentage Lease, any amendments or modifications thereof and any notice thereof.

         2. Lessee agrees that, in the event of the occurrence and continuance of an Event of Default under the Mortgage by the Lessor or a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, either Lender or Lessee may elect to terminate the Percentage Lease by written notice to the other in accordance with Section 8 hereof. In the event neither Lender nor Lessee elect to terminate the Percentage Lease, Lessee will attorn to and recognize Lender as its Lessor under the Percentage Lease for the remainder of the term of the Percentage Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Percentage Lease, and Lessee hereby agrees to pay and perform all of the obligations of Lessee pursuant to the Percentage Lease.

         3. Lessee agrees that, in the event Lender succeeds to the interest of Lessor under the Percentage Lease, Lender shall not be:

            (a) liable for any act or omission of any prior Lessor (including, without limitation, the then defaulting Lessor), or

            (b) subject to any defense or offsets which Lessee may have against any prior Lessor (including, without limitation, the then defaulting Lessor), or

            (c) bound by any payment of rent or additional rent which Lessee might have paid for more than one month in advance of the due date under the Percentage Lease to any prior Lessor (including, without limitation, the then defaulting Lessor) (unless otherwise expressly permitted therein and such advance rent shall have been applied to ordinary and necessary expenses or capital expenditures in connection with owning and operating the Property or paid to Lender or otherwise as contemplated by the Loan Documents), or

            (d) bound by any obligation to make any payment to Lessee which was required to be made prior to the time Lender succeeded to any prior Lessor's interest, or

            (e) accountable for any monies deposited with any prior Lessor (including security deposits), except to the extent such monies are actually received by Lender, or

            (f) bound by any surrender, termination, amendment or modification of the Percentage Lease made without the consent of Lender, unless such consent is not required by Section 1.12 of the Mortgage.

         4. Lessee agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Lessor to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

         5. Lessee hereby agrees to give to Lender copies of all notices of Lessor default(s) under the Percentage Lease in the same manner as, and whenever, Lessee shall give any such notice of default to Lessor, and no such notice of default shall be deemed given to Lessor unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Lessor default under the Percentage Lease, or to cause any default of Lessor under the Percentage Lease to be remedied, and for such purpose Lessee hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Lessor for remedying, or causing to be remedied, any such default. Lessee shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Lessor under the Percentage Lease with the same force and effect as though performed by Lessor. Lender shall have the right, without Lessee's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

         6. Lessee hereby consents to the Assignment of Leases and Rents from Lessor to Lender in connection with the Loan. Lessee acknowledges that the interest of the Lessor under the Percentage Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Percentage Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Lessee agrees that upon receipt of a written notice from Lender of a default by Lessor under the Loan, Lessee will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Percentage Lease unless and until the Percentage Lease is terminated.

         7. The Percentage Lease shall not be assigned by Lessee, modified, amended or terminated without Lender's prior written consent in each instance, except as otherwise provided in the Mortgage.

         8. If Lender succeeds to the interest of Lessor under the Percentage Lease or if an Event of Default occurs under the Loan Documents which is not cured within any applicable cure period, if any, Lender or Lessee shall have the right to terminate the Percentage Lease at any time with or without cause upon provision of three (3) days written notice to Lessee or Lender, as the case may be.

         9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Lessee or Lender, as the case may be, at the following addresses:

         If to Lessee:              Apple Suites Services Limited Partnership
                                    306 East Main Street
                                    Richmond, Virginia 23219
                                    Attention:  Glade M. Knight

         If to Lender:              First Union National Bank
                                    One First Union Center DC6
                                    Charlotte, North Carolina 28288-0166
                                    Attention:  William J. Cohane

         with a copy to:            Kennedy Covington Lobdell & Hickman, L.L.P.
                                    100 North Tryon Street, Suite 4200
                                    Charlotte, NC 28202
                                    Attention: John Nicholas Suhr, Jr., Esq.

         10. The term "Lender" as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms "Lessee" and "Lessor" as used herein include any successor and assign of the named Lessee and Lessor herein, respectively; provided, however, that such reference to Lessee's or Lessor's successors and assigns shall not be construed as Lender's consent to any assignment or other transfer by Lessee or Lessor.

         11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

         12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

         This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

         The person executing this Agreement on behalf of Lessee is authorized by Lessee to do so and execution hereof is the binding act of Lessee enforceable against Lessee.


             [THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

         Witness the execution hereof [under seal] as of the date first above written.

                                     LENDER:

                                     FIRST UNION NATIONAL BANK


                                     By:/s/ William J. Cohane
                                        ----------------------------------------
                                        Name:      William J. Cohane
                                        Title:     Director/Vice President


                                     APPLE SUITES MANAGEMENT, INC.,
                                     a Virginia corporation


                                     By:/s/ Glade M. Knight
                                        ----------------------------------------
                                        Name:   Glade M. Knight
                                        Title:  President

         The undersigned Lessor hereby consents to the foregoing Agreement.


                                       APPLE SUITES SPE I, INC.,
                                       a Virginia corporation


                                       By:/s/ Glade M. Knight
                                          --------------------------------------
                                          Name:   Glade M. Knight
                                          Title:  President

STATE/COMMONWEALTH OF North Carolina            )
                                                )  SS.
CITY/COUNTY OF Mecklenburg                      )

         On the 14th day of September, 2000, personally appeared before me William J. Cohane, who being by me duly sworn did say that he/she is a Director/Vice President of First Union National Bank, a national banking association, and acknowledged the foregoing to be the free act and deed of said association.

/s/ Renee D. Sides
------------------------
Notary Public

My Commission Expires:  October 19, 2003


Residing at Charlotte, NC
            -------------







STATE/COMMONWEALTH OF VIRGINIA                  )
                                                )  SS.
CITY/COUNTY OF RICHMOND                         )

         On the 6th day of September 2000,  personally  appeared before me Glade
M. Knight, who being by me duly sworn did say that he is the President of Apple Suites Management, Inc., a Virginia corporation and that the foregoing instrument was signed on behalf of said corporation.

/s/ Robyn M. Broughton
----------------------
Notary Public

My Commission Expires: 7/31/02


Residing at Richmond, VA
            ------------

STATE/COMMONWEALTH OF Virginia                    )
                                                  )  SS.
CITY/COUNTY OF Richmond                           )

         On the 6th day of September,  2000, personally appeared before me Glade
M. Knight, who being by me duly sworn did say that he is the President of Apple Suites SPE I, Inc., a Virginia corporation and that the foregoing instrument was signed on behalf of said corporation.

/s/ Robyn S. Broughton
----------------------
Notary Public

My Commission Expires:  7/31/02


Residing at Richmond, VA
            ------------